SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VIVUS, INC.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VIVUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 5, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 5, 2002, at 10:00 a.m., local time, at its corporate offices located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2002.

3.	To consider and approve the Company’s 2001 Stock Option Plan (the “2001 Plan”) and reserve 1,000,000 shares of the Company’s Common Stock for issuance under the 2001 Plan, plus (a) any shares that have been reserved but not issued under the Company’s 1991 Incentive Stock Plan (the “1991 Plan”) as of the date of stockholder approval of the 2001 Plan; (b) any shares returned to the 1991 Plan as a result of termination of options or repurchase of shares issued under the 1991 Plan; and (c) an automatic annual increase on the first day of each fiscal year beginning in 2003 equal to the lesser of (i) 1,000,000 shares, (ii) two and one-half percent (2.5%) of the Company’s outstanding shares of Common Stock on such date, or (iii) a lesser number determined by the Board of Directors.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if the stockholder has returned a proxy.

By order of the Board of Directors

Leland F. Wilson President and Chief Executive Officer

Mountain View, California
April 24, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL THREE:
APPROVAL OF THE 2001 STOCK OPTION PLAN
OTHER MATTERS

VIVUS, INC.

PROXY STATEMENT FOR THE 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of VIVUS, Inc., a Delaware corporation (the “Company” or “VIVUS”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 5, 2002, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040. The Company’s telephone number is (650) 934-5200.

     These proxy solicitation materials were mailed on or about April 24, 2002 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     The Company’s Stockholders of record at the close of business on April 12, 2002 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the meeting. At the Record Date, approximately 32,862,277 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) were issued and outstanding and held of record by approximately 663 stockholders.

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2002 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (ii) each director; (iii) the Company’s Chief Executive Officer and each of the officers (“Named Officers”) named in the Summary Compensation Table on page 9 hereof; and (iv) all directors and executive officers as a group.

Five Percent Stockholders,	Beneficially Owned Stock(1)

Directors and Executive Officers	Number of Shares	Acquirable(2)	Percent

Virgil A. Place, M.D. (3)	658,895	50,415	2.16%
Leland F. Wilson (4)	425,568	1,128,622	4.73%
Mark B. Logan	—	40,000	*
Mario M. Rosati	—	40,000	*
Linda M. Dairiki Shortliffe, M.D	—	32,000	*
Graham Strachan	—	—	*
Terry M. Nida	35,997	283,173	*
John Dietrich, Ph.D.	4,771	41,915	*
Guy P. Marsh	1,844	58,749	*
Richard Walliser	35,563	102,859	*

All directors and executive officers as a group (10 persons)	1,162,638	1,777,733	8.95%

*	Less than 1%

(1)	Applicable percentage ownership based on 32,862,277 shares of Common Stock as of April 1, 2002. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 1, 2002 through the exercise of any stock option or other right.

Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)	Includes options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after April 1, 2002, which are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 31,600 shares of Common Stock held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, and 70,000 shares of Common Stock held by “The Virgil A. Place Arboretum & Botanical Garden, Inc.,” of which Dr. Place is the beneficial owner.

(4)	Includes 25,000 shares of Common Stock held by the Leland F. Wilson Living Trust.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     The holders of Common Stock of record at the close of business on April 12, 2002 are entitled to vote at the Annual Meeting. As of April 12, 2002, approximately 32,862,277 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company may elect to retain the services of an outside company to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2001 Stock Option Plan (the “2001 Plan”) and to ratify the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum of shares is present at a meeting. A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker “non-votes” will have any impact on the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2001 Plan and to ratify the appointment of auditors. Abstentions are deemed to be “votes cast” and will have the effect of votes in opposition of the proposals to approve the 2001 Plan and to ratify the appointment of auditors. However, broker “non-votes” are not deemed to be “votes cast” and therefore are not included in the tabulation of the voting results on the proposals to approve the 2001 Plan or to ratify the appointment of auditors.

     A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the election of directors, FOR the ratification of the appointment of Arthur Andersen LLP as the designated independent accountants, FOR the approval of the 2001 Plan and, as the proxy holders deem advisable, on other matters that may come before the meeting.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company at its corporate offices no later than December 26, 2002 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If a stockholder intends to submit a proposal at the Company’s 2003 Annual Meeting of Stockholders which is not submitted in time to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must give notice to the Company not more than 60 days prior to the meeting and no less than thirty-five (35) days prior to the meeting in accordance with the requirements set forth in the Company’s Bylaws. If such a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

     The Company’s Bylaws authorize a board of six directors. A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

     All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

     The nominees, and certain information about them as of April 1, 2002, are set forth below.

			Director
Name of Nominee	Age	Position	Since

Virgil A. Place, M.D.	77	Chairman of the Board, Chief Scientific Officer and Director	1991
Leland F. Wilson	57	President, Chief Executive Officer and Director	1991
Mark B. Logan (1) (2)	63	Director	1999
Mario M. Rosati (2)	55	Secretary and Director	1999
Linda M. Dairiki Shortliffe, M.D. (1) (2)	53	Director	1999
Graham Strachan (1)	64	Director	2001

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

     Virgil A. Place, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation (“ALZA”) from 1969 to 1993. In addition, Dr. Place served nine years on the ALZA Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

     Leland F. Wilson has been President and a director of VIVUS since the Company was formed in April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

     Mark B. Logan has been a director of VIVUS since March 1999. From 1994 until his retirement in May 2001, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of VISX Incorporated, a medical device company. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Baush & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group, and also served as a member of its Board of Directors. Mr. Logan also serves as a director of Abgenix, Inc. Mr. Logan received a B.A. from Hiram College and a P.M.D. from Harvard Business School.

     Mario M. Rosati has been a director of the Company since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., Sanmina Corporation, Symyx and The Management Network Group. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

     Linda M. Dairiki Shortliffe, M.D. has been a director of the Company since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children’s Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics. Dr. Shortliffe has also served as a member of the Special Grants Chartered Review Committee for the National Institute of Diabetes, Digestive, and Kidney Diseases of the National Institute of Health and several other national committees. She has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

     Graham Strachan has been a director of the Company since June 2001. From 1987 to 1999, he was President and CEO of Allelix Biopharmaceuticals Inc., now NPS Allelix Pharmaceuticals Inc., which is engaged in the discovery and development of novel, small molecule drugs and recombinant therapeutic proteins. Between 1982 and 1986, Mr. Strachan held other executive level positions within Allelix, of which he was a co-founder in 1981. He has also been active in community service, particularly in life science organizations, and is currently chair of the Ontario Mental Health Research Foundation and the Canadian Biotechnology Human Resource Council. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and the United States, and he completed an Advanced Management Program at the University of Western Ontario in 1972.

Required Vote

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Board Meetings, Committees and Director Compensation

     The Board of Directors met four times and acted by unanimous written consent one time during fiscal 2001. The Board of Directors has an Audit Committee and a Compensation Committee, both of which met four times during the year. Director Logan attended two meetings of the Board of Directors, two meetings of the Audit Committee and two meetings of the Compensation Committee during fiscal 2001. All other directors attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during fiscal 2001.

     The Audit Committee of the Board of Directors is composed of three directors who are not employees of the Company (“Outside Directors”) and currently includes directors Logan, Shortliffe and Strachan. The Audit Committee is responsible for assisting the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company’s external auditors.

     The Compensation Committee of the Board of Directors is composed of three Outside Directors and currently includes directors Rosati, Logan and Shortliffe. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for the Company’s officers and directors, (ii) administering the Company’s stock purchase and stock option plans, (iii) making recommendations to the Board of Directors regarding such matters, and (iv) performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

     Outside Directors will be paid an annual retainer of $10,000 and a fee of $1,000 per quarter for attending meetings of the Board of Directors and any committee thereof.

     Under the Company’s 2001 Stock Option Plan (the “2001 Plan”), which is subject to the approval by the stockholders, each Outside Director is automatically granted a non-qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant (the “Initial Option”).1 Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares on the date of each Annual Meeting of Stockholders (the “Subsequent Option”), provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2001 Plan vest as to one-fourth (1/4th) of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of the Company. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

     Options granted under the 2001 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2001 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. The 2001 Plan is designed to work automatically, without administration, with respect to the granting of options to Outside Directors; however, to the extent administration is necessary, the 2001 Plan has been structured so that options granted to Outside Directors who administer the Company’s other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3 promulgated thereunder.

Executive Officers

     The executive officers of the Company, and certain information about them as of April 1, 2002, are listed below:

Name	Age	Position

Virgil A. Place, M.D.	77	Chairman of the Board, Chief Scientific Officer and Director
Leland F. Wilson	57	President, Chief Executive Officer and Director
John Dietrich, Ph.D.	55	Vice President, Research and Development
Neil Gesundheit, M.D.	49	Vice President, Clinical Research
Guy P. Marsh	48	Vice President, U.S. Operations
Terry M. Nida	53	Vice President, Corporate Development and International Marketing
Richard Walliser	58	Vice President, Finance and Chief Financial Officer
Carol Zoltowski, V.M.D.	52	Vice President, Regulatory Affairs

[1]	The 2001 Plan is also intended to replace the Company’s 1994 Director Option Plan, which will terminate upon requisite stockholder approval of the 2001 Plan. The 1994 Director Option Plan provided Outside Directors the same benefits as the 2001 Plan.

     The backgrounds of Mr. Wilson and Dr. Place are summarized previously under “Election of Directors.”

     John Dietrich, Ph.D. has been Vice President of Research and Development for VIVUS since October 2000. Prior to that time, he held a similar position at Cellegy Pharmaceuticals, located in South San Francisco. From 1991 until 1999, Dr. Dietrich was Vice President of R&D at Allelix Biopharmaceuticals in Toronto, Canada, where he was responsible for all preclinical and clinical departments and managed a staff of 125 people. Dr. Dietrich received his Ph.D. in Pharmacology from the University of North Carolina and was an Assistant Professor at the University of Illinois School of Medicine. In 1980, he joined the pharmaceutical industry as Director of Endocrinology at Revlon Health Care, and was also Vice President of Research at Chemex Pharmaceuticals in Denver, Colorado.

     Neil Gesundheit, M.D., M.P.H. has been Vice President, Clinical Research for VIVUS since January 1994. In August 1999, Dr. Gesundheit transitioned to part-time status to assume the position of Associate Dean for Medical Education at the Stanford University School of Medicine. Dr. Gesundheit previously served as Vice President, Clinical and Regulatory Affairs at VIVUS from January 1994 to September 1997 and as Chief Medical Officer from August 1998 to August 1999. From 1989 to 1993, Dr. Gesundheit was Associate Director of Clinical Research at Genentech, Inc. He holds an A.B. degree from Harvard College, an M.D. from the University of California, San Francisco, and an M.P.H. from the University of California, Berkeley. Dr. Gesundheit is Board Certified in Internal Medicine and in the subspecialty of endocrinology and metabolism.

     Guy P. Marsh has been Vice President of U.S. Operations for VIVUS since July 2000. Mr. Marsh joined VIVUS in May 1998 in the position of Senior Director, U.S. Operations, and assumed the responsibilities of General Manager, Operations in April 1999. Prior to joining VIVUS, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc. from April 1994 to April 1998. Also during this period, Mr. Marsh served as a liaison between Copley Pharmaceutical and Copley’s majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc. Mr. Marsh received a B.S. in Engineering from New Jersey Institute of Technology, holds a New Jersey State Professional Engineering License, and received an MBA from Seton Hall University.

     Terry M. Nida has been Vice President, Corporate Development and International Marketing for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe, and effective March 28, 1996 was appointed as an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A. and M.A. from Wichita State University.

     Richard Walliser has been Vice President, Finance and the Chief Financial Officer for VIVUS since December 1998. Prior to joining VIVUS, Mr. Walliser served as a consultant for The Brenner Group, a consulting firm specializing in providing Interim Chief Financial Officers, and as the Chief Financial Officer at Gyration, Inc, a high technological gyroscope design company for consumer applications. From 1989 to 1999, Mr. Walliser also consulted for several high technology companies including Federal Technology, Microdyne, Productivity Training, and Advance Micro Devices. From 1982 to 1989, Mr. Walliser was the Vice President of Finance and Administration for Novell. He received a B.S. degree in Management from Arizona State University and an MBA from the University of Southern California.

     Carol Zoltowski, V.M.D. has been Vice President, Regulatory Affairs for VIVUS since October 2001. Prior to joining VIVUS, Dr. Zoltowski was a consultant to pharmaceutical and biologic biotechnology companies in both Southern and Northern California. From January 1997 to March 1999, Dr. Zoltowski served as Senior Director and Head of Regulatory Affairs at Shaman Pharmaceuticals, Inc. Before joining Shaman Pharmaceuticals, Dr. Zoltowski was responsible for regulatory affairs at Roche Bioscience, Inflammatory Disease Business Unit. From 1991 until 1994, Dr. Zoltowski held positions in various areas of research and development, business development, and regulatory affairs at Syntex in Palo Alto, California. Dr. Zoltowski received a B.A. in Biology from Seton Hill College and a V.M.D. from the University of Pennsylvania, School of Veterinary Medicine. She is licensed to practice veterinary medicine in California.

Certain Relationships and Related Transactions

     In October 1999, the Company and ZZVAX, LLC, a Delaware limited liability company (“ZZVAX”), entered into an Assignment Agreement (the “Assignment Agreement”) whereby the Company assigned all right, title and interest to certain intellectual property to ZZVAX in exchange for a ten percent (10%) membership interest in ZZVAX and the right to receive two percent (2%) of the net sales of any ZZVAX products that utilize this intellectual property. Virgil A. Place, M.D., the Company’s Chairman of the Board and Chief Scientific Officer, is the inventor of this intellectual property and the President and Managing Member of ZZVAX. The Company did not seek to utilize the intellectual property that was assigned to ZZVAX for commercial purposes. The outside directors of the Company’s Board of Directors approved the Assignment Agreement, and the terms of the Assignment Agreement are no less favorable to the Company than the terms that would have been negotiated with any other third party. The Company’s initial ten percent (10%) ownership interest in ZZVAX is subject to dilution.

     In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively, “a Change of Control”), with or without the approval of the Company’s Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail subsequently under “Executive Compensation.”

     The Company’s founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company’s transurethral system for erection (MUSE) while serving as ALZA’s Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with ALZA covering the MUSE technology. This was superseded by an Assignment Agreement between ALZA and the Company that was executed on December 31, 1993. The Assignment Agreement provides for the assignment by ALZA of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the Assignment Agreement, the Company issued shares of Common Stock to ALZA and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1999, the Company issued an additional 200,000 shares of Common Stock to ALZA in May 1996.

Other Transactions

     Mario M. Rosati, a Director and the Secretary, is also a member of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, which serves as outside corporate counsel for the Company.

Filing of Reports by Directors and Officers

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the “SEC”). Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that during the period from January 1, 2001 to December 31, 2001, its executive officers, directors and ten percent (10%) stockholders filed all required Section 16(a) reports on a timely basis.

EXECUTIVE COMPENSATION

Compensation Tables

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for services in all capacities during the fiscal years ended December 31, 2001, 2000, and 1999 to the Chief Executive Officer and its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year:

Summary Compensation Table

						Long-term
						Compensation
		Annual Compensation				Securities	All Other
	Fiscal					Underlying	Compensation
Name and Principal Position	Year	Salary($)(1)		Bonus($)		Options(#)	($)

Leland F. Wilson	2001	396,900		93,023		100,000	—
President and Chief Executive Officer	2000	367,500		10,500		70,000	—
	1999	350,005		116,667	(2)	—	—
Terry M. Nida	2001	218,792		34,186		35,000	70,995 (3)
Vice President, Corporate Development	2000	202,587		5,788		35,000	—
and International Marketing	1999	191,459		63,313	(2)	—	—
John Dietrich, Ph.D.	2001	213,150		1,477	(4)	7,000 (4)	—
Vice President, Research and Development	2000	52,500		—		—	—
	1999	—		—		—	—
Guy P. Marsh	2001	194,400		30,375		35,000	—
Vice President, U.S. Operations	2000	177,254	(5)	8,250		47,500	—
	1999	117,408		—		30,000	99,083 (6)
Richard Walliser	2001	170,488		18,720		22,400	—
Vice President of Finance and Chief	2000	166,400		4,800		28,000	—
Financial Officer	1999	159,994		—		—	—

(1)	As of January 1, 2002, the annual base salaries of Mr. Wilson, Mr. Nida, Dr. Dietrich, Mr. Marsh and Mr. Walliser were increased to $420,714, $229,732, $222,560, $208,008 and $135,614, respectively. Mr. Walliser’s 2002 salary is based on a three day work-week and is equivalent to an annual salary of $226,023 based on a five day work-week.

(2)	This is the “Retention Incentive Bonus” offered to all employees as a result of the restructuring in 1998 and was paid on April 15, 1999.

(3)	Amounts received for housing and automobile allowance.

(4)	Dr. Dietrich commenced employment with VIVUS, Inc. on October 2, 2000. Amounts are prorated based on the number of days worked in the year to which the payments and options relate.

(5)	Mr. Marsh joined the Company in May 1998 and resigned in December 1998 for personal reasons. He was rehired in April 1999 as General Manager for the manufacturing facility in Lakewood, New Jersey. In July 2000, Mr. Marsh was promoted to his current position of Vice President, U.S. Operations.

(6)	Consists of amounts received for relocation and payment of related taxes.

     Employment Agreements. There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months’ salary in the event of termination of employment without cause.

     Change of Control Agreements. On July 8, 1998, the Company entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit and Terry M. Nida. On January 8, 1999, the Company entered into a Change of Control Agreement with Richard Walliser. On April 19, 1999, the Company entered into a Change of Control Agreement with Guy P. Marsh. On October 2, 2000, the Company entered into a Change of Control Agreement with John W. Dietrich and on October 18, 2001, the Company entered into a Change of Control Agreement with Carol Zoltowski (collectively, the “Executive Officers”) containing the same terms and conditions. On May 12, 2000, the Company amended the Change of Control Agreements to provide accelerated vesting and exercisability of options granted upon the closing of a Change of Control. Upon the involuntary termination of an Executive Officer’s employment without cause in connection with a Change of Control, the Executive Officer is entitled to receive the following benefits:

(1)	Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

(2)	Monthly severance payments equal to one-twelfth (1/12) of the Executive Officer’s target bonus for the fiscal year in which the termination occurs;

(3)	Pro-rated amount of the Executive Officer’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Company employed the Executive Officer;

(4)	Continuation of benefits through the end of the severance period that are identical to those the Executive Officer was entitled to immediately prior to the Change of Control;

(5)	Outplacement services not to exceed twenty thousand dollars ($20,000.00); and

(6)	All unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control event.

Option Grants in Last Fiscal Year

     The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 2001.

Option Grants in Fiscal 2001

	Individual Grants

		% of Total
	Number of	Options			Potential Realizable Value
	Underlying	Granted to			At Assumed Annual Rates of
	Securities	Employees	Exercise		Stock Price Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term(4)
Name	Granted(1)	Year(2)	Share($)(3)	Date	5%	10%

Leland F. Wilson	100,000	18.94%	3.8750	01/22/11	243,696.67	617,575.21
Terry M. Nida	35,000	6.63%	3.8750	01/22/11	85,293.84	216,151.32
John Dietrich, Ph.D.	7,000	1.33%	3.8750	01/22/11	17,058.77	43,230.26
Guy P. Marsh	35,000	6.63%	3.8750	01/22/11	85,293.84	216,151.32
Richard Walliser	22,400	4.24%	3.8750	01/22/11	54,588.05	138,336.85

(1)	The stock options granted in 2001 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	The Company granted options to purchase 527,961 shares of Common Stock to employees in fiscal 2001, including options granted to the individuals named in the Summary Compensation Table above.

(3)	Options are granted at an exercise price equal to the closing market per share price on the date of grant.

(4)	In accordance with the rules of the Securities Exchange Commission (the “SEC”), shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over ten years, the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method can properly determine the value of an option.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values.

     The following table sets forth certain information concerning the stock options exercised by the Executive Officers named in the Summary Compensation Table during the year ended December 31, 2001 and the value of unexercised stock options held by such individuals at December 31, 2001.

Aggregate Option Exercises in 2001 and 2001 Year-End Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of	Value	Options at		In-the-money Options at
	Shares	Realized	December 31, 2001(#)		December 31, 2001($)(1)
	Acquired	Upon
Name	On Exercise	Exercise($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Leland F. Wilson	—	—	1,080,707	173,959	2,135,227.61	182,298.98
Terry M. Nida	—	—	262,395	66,355	333,483.42	63,947.93
John Dietrich, Ph.D.	—	—	29,166	77,834	25,374.42	68,590.58
Richard Walliser	—	—	84,666	55,734	155,385.11	63,591.96
Guy P. Marsh	—	—	39,010	73,490	7,619.69	38,763.81

(1)	Market value of underlying securities based on the closing price of the Company’s Common Stock on December 31, 2001 (the last trading day of fiscal 2001) on the Nasdaq National Market of $4.870 per share less the exercise price per share.

Audit Committee Report

     The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for assisting the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements and the independence and performance of the Company’s external auditors. The Audit Committee consists of three independent directors, Mark B. Logan, Graham Strachan and Linda M. Dairiki Shortliffe, M.D., appointed by the Board, who, in the opinion of the Board, meet the independence and experience requirements of the Securities and Exchange Commission (the “SEC”). The Audit Committee is governed by a written charter adopted and approved by the Board, a copy of which was filed as an appendix to the Company’s Proxy Statement that was filed with the SEC on April 26, 2001.

     In fulfilling its written charter adopted by the Board in May 2000, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2001, the Audit Committee met four times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with senior management of the Company and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Arthur Andersen LLP (“Arthur Andersen”) a formal written statement describing all relationships between them and the Company that might bear on Arthur Andersen’s independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees.” In addition, the Audit Committee discussed with Arthur Andersen any relationships that may impact their objectivity and independence and satisfied itself of Arthur Andersen’s independence and received a letter from Arthur Andersen regarding independence as required under applicable independence standards for auditors of public companies. In addition, the Audit Committee considered whether the provision of non-audit services performed by Arthur Andersen is compatible with maintaining its independence. The Audit Committee also discussed with management and Arthur Andersen the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed Arthur Andersen’s audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with Arthur Andersen all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of Arthur Andersen’s examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of Arthur Andersen LLP as the independent auditors and the Board concurred with such recommendation.

     This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Mark B. Logan Graham Strachan Linda M. Dairiki Shortliffe, M.D.

Compensation Committee Report

General

     The Compensation Committee of the Board of Directors (the “Committee”) consists of directors Rosati, Shortliffe and Logan, none of whom is an employee of the Company. Since VIVUS’ initial public offering in April 1994, the Committee has administered the Company’s management compensation policies and plans. The Committee determines the annual base salary for each executive officer, including the Chief Executive Officer (“CEO”), and the criteria under which cash incentive bonuses, if any, may be paid. The Committee also exercises the authority to grant options under the Company’s 2001 Plan and other equity incentive plans.

Compensation Vehicles

     During fiscal 2001, the Company’s cash and equity-based compensation program was successful in focusing key employees to accomplish critical product development work, optimal operating efficiencies and profitability. The Company focused on cash and equity-based compensation programs designed to ensure that the organization’s cash and equity structure was equitable and competitive with other companies with similar business focus and structure.

     Cash Compensation. Before determining the compensation with respect to executive officers, the Committee’s policy is to review base salaries proposed by the CEO and evaluate each executive officer’s experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for adjustments to executive officers’ base salaries, the Committee’s policy is to focus primarily on the executive officers’ contributions towards the Company’s success in moving toward its long-term goals during the fiscal year and the quality of the services rendered by the executive officers. In recommending the CEO’s fiscal 2001 salary, the Committee used the same criteria it applies to other executive officers. Based on the overall achievements of the Company during fiscal 2001, the Committee granted a salary increase and stock option grants in the first quarter of 2002. Additionally, bonuses were paid in the first quarter of 2002 to all employees in recognition of attaining certain Company goals in 2001, which were driven toward the overall achievements and success of the Company.

     Equity Compensation. Ownership of the Company’s Common Stock is a key element of executive compensation. Officers and other employees of the Company are currently eligible to participate in the 1994 Employee Stock Purchase Plan (the “Purchase Plan”) and will be eligible to participate in the 2001 Stock Option Plan (the “2001 Plan”) upon its approval by the stockholders of the Company if such approval is obtained pursuant to this proxy. The 2001 Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and currently administers stock option grants to employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders. In fiscal 2001, the Company continued its policy of granting stock options to all new employees in conjunction with employee performance.

     The Committee approved initial stock option grants for all officers in connection with commencement of the officer’s employment. These stock option grants were based primarily on the scope of the officer’s responsibilities at VIVUS, the cash compensation that the officer had received in their prior employment and the cash compensation proposed by the Company.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. Employee contributions, limited to 20% of compensation up to a maximum of $10,500 in 2001, are matched 100% by the Company up to the first 4% of the employee contribution.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Committee consists entirely of outside Directors as defined in the Code, and VIVUS’ Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. VIVUS believes that all compensation paid to its five most highly compensated executive officers in fiscal 2001 is fully deductible. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of VIVUS and its stockholders.

Stock Option Repricing

     On October 5, 1998, the Board of Directors offered all employees (except the named officers below) and certain consultants holding options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share the opportunity to reprice their options to the fair market value of the Company’s Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375). On October 5, 1998, the Board of Directors offered Leland F. Wilson, Neil Gesundheit, Terry M. Nida and Carol D. Karp the option to reprice (i) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to the fair market value of the Company’s Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375), and (ii) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to one hundred fifty percent of the fair market value of the Company’s Common Stock as of the closing of the stock market on October 19, 1998 ($4.4063). The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board considered such factors as the competitive environment for obtaining and retaining qualified employees and the overall benefit to the stockholders from a highly motivated group of employees.

     The following table sets forth, as to all executive officers of the Company, certain information concerning the repricing of all such officers’ options since the Company’s inception.

						Length of
						Original
	Number of					Option Term
	Securities		Market	Exercise	New	Remaining at
Name and	Underlying	Original	Price at	Price at Time	Exercise	Date of
Principal Position	Options	Grant Date	Repricing	of Repricing	Price	Repricing

Leland F. Wilson,	125,000	10/13/94	$2.9375	$6.5625	$2.9375	5.98 Yrs.
President, Chief	125,000	10/13/94	$2.9375	$6.5625	$4.4063	5.98 Yrs.
Executive Officer and Director	60,000	1/17/95	$2.9375	$6.7500	$2.9375	6.24 Yrs.
	60,000	1/17/95	$2.9375	$6.7500	$4.4063	6.24 Yrs.
	60,000	1/2/96	$2.9375	$15.0000	$2.9375	7.20 Yrs.
	60,000	1/2/96	$2.9375	$15.0000	$4.4063	7.20 Yrs.
	44,999	12/11/96	$2.9375	$16.7500	$2.9375	8.15 Yrs.
	44,999	12/11/96	$2.9375	$16.7500	$4.4063	8.15 Yrs.
	50,000	12/8/97	$2.9375	$21.6250	$2.9375	9.14 Yrs.
	50,000	12/8/97	$2.9375	$21.6250	$4.4063	9.14 Yrs.

	679,998

Neil Gesundheit, M.D.,	20,718	1/17/95	$2.9375	$6.7500	$2.9375	6.24 Yrs.
Vice President,	20,718	1/17/95	$2.9375	$6.7500	$4.4063	6.24 Yrs.
Clinical Research	25,000	1/2/96	$2.9375	$15.0000	$2.9375	7.20 Yrs.
	25,000	1/2/96	$2.9375	$15.0000	$4.4063	7.20 Yrs.
	20,000	12/11/96	$2.9375	$16.7500	$2.9375	8.15 Yrs.
	20,000	12/11/96	$2.9375	$16.7500	$4.4063	8.15 Yrs.
	17,500	12/8/97	$2.9375	$21.6250	$2.9375	9.14 Yrs.
	17,500	12/8/97	$2.9375	$21.6250	$4.4063	9.14 Yrs.

	166,436

Terry M. Nida,	46,875	12/1/95	$2.9375	$11.8750	$2.9375	7.12 Yrs.
Vice President, Corporate Development	103,125	12/1/95	$2.9375	$11.8750	$4.4063	7.12 Yrs.
and International Marketing	30,000	12/11/96	$2.9375	$16.7500	$2.9375	8.15 Yrs.
	26,250	12/8/97	$2.9375	$21.6250	$2.9375	9.14 Yrs.

	206,250

Carol D. Karp, (1)	25,000	9/2/97	$2.9375	$28.2500	$2.9375	8.87 Yrs.
Vice President, Regulatory Affairs	25,000	9/2/97	$2.9375	$28.2500	$4.4063	8.87 Yrs.
	6,562	12/8/97	$2.9375	$21.6250	$2.9375	9.14 Yrs.
	6,563	12/8/97	$2.9375	$21.6250	$4.4063	9.14 Yrs.

	63,125

(1)	Carol D. Karp voluntarily terminated her employment with VIVUS, Inc. on May 25, 2001.

Summary

     The Committee believes that the Company’s compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company’s compensation policy will continue to evolve over time as the Company matures while continuing its focus on building long-term stockholder value.

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Mario M. Rosati Mark B. Logan Linda M. Dairiki Shortliffe, M.D.

Compensation Committee Interlocks and Insider Participation

     The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers various incentive compensation and benefit plans. Mr. Wilson, President and Chief Executive Officer, and Richard Walliser, Vice President of Finance and Chief Financial Officer, generally participate in discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson and Mr. Walliser are excluded from discussions regarding their respective salaries and incentive compensation.

Corporate Performance Graph

     The following graph shows a comparison of total stockholder return for holders of the Company’s Common Stock from April 7, 1994, the date of the Company’s initial public offering, through December 31, 2001 compared with the NASDAQ Stock Market and NASDAQ Pharmaceutical Stocks. Total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the stock represented in the NASDAQ Pharmaceutical Stocks and the stock represented in the NASDAQ Stock Market, respectively. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

	VIVUS, INC.	NASDAQ Stock Market - U.S.	NASDAQ Pharmaceutical - U.S. & foreign

04/07/94	100.000	100.000	100.000
04/29/94	103.390	97.218	96.330
05/31/94	94.915	97.458	95.026
06/30/94	94.915	93.905	87.603
07/29/94	93.220	95.839	90.253
08/31/94	93.220	101.942	100.047
09/30/94	88.136	101.683	98.666
10/31/94	89.831	103.672	95.294
11/30/94	89.831	100.235	95.715
12/30/94	103.390	100.552	92.613
01/31/95	89.831	101.075	98.020
02/28/95	101.695	106.387	101.724
03/31/95	116.949	109.524	100.269
04/28/95	88.136	112.967	103.086
05/31/95	77.153	115.886	104.386
06/30/95	101.695	125.258	116.616
07/31/95	103.390	134.452	126.657
08/31/95	162.712	137.179	141.637
09/29/95	139.837	140.343	145.712
10/31/95	137.288	139.534	140.205
11/30/95	176.271	142.794	147.247
12/29/95	211.864	142.041	169.860
01/31/96	191.105	142.744	184.719
02/29/96	170.346	148.191	180.972
03/29/96	210.169	148.687	176.884
04/30/96	205.085	161.000	186.090
05/31/96	200.854	168.387	192.221
06/28/96	222.034	160.783	171.338
07/31/96	247.458	146.483	152.687
08/30/96	237.288	154.703	163.816
09/30/96	257.627	166.520	175.537
10/31/96	227.119	164.672	167.725
11/29/96	233.058	174.889	164.895
12/31/96	245.763	174.741	170.072
01/31/97	413.559	187.137	184.613
02/28/97	374.576	176.782	185.521
03/31/97	271.186	165.252	161.418
04/30/97	250.427	170.403	151.782
05/30/97	277.125	189.700	174.371
06/30/97	322.888	195.534	173.691
07/31/97	405.085	216.135	178.434
08/29/97	362.712	215.813	176.331
09/30/97	508.475	228.603	194.888
10/31/97	357.627	216.693	185.203
11/28/97	303.390	217.837	179.441
12/31/97	144.068	214.017	175.260
01/31/98	200.854	220.800	173.474
02/28/98	157.627	241.547	179.353
03/31/98	159.322	250.477	192.459
04/30/98	144.068	254.713	187.740
05/31/98	125.424	240.561	180.900
06/30/98	81.776	257.364	177.494
07/31/98	89.831	254.348	178.912
08/31/98	40.678	203.917	137.163
09/30/98	47.037	232.208	167.591
10/31/98	38.563	242.410	178.827
11/30/98	41.098	267.049	187.553
12/31/98	35.173	301.743	222.467
01/31/99	35.173	345.538	243.581
02/28/99	35.173	314.595	227.519
03/31/99	54.237	338.394	243.937
04/30/99	64.407	349.294	225.403
05/31/99	58.047	339.616	239.891
06/30/99	35.593	370.159	249.001
07/31/99	44.068	363.485	279.375
08/31/99	44.068	378.854	302.838
09/30/99	40.678	379.373	286.364
10/29/99	31.783	409.783	290.083
11/30/99	30.508	459.632	326.975
12/31/99	42.793	560.732	419.470
01/31/00	61.871	540.028	481.328
02/29/00	77.966	642.770	677.482
03/31/00	112.285	629.505	514.583
04/28/00	67.797	529.475	453.833
05/31/00	78.820	465.604	442.985
06/30/00	94.075	547.360	571.817
07/31/00	65.261	517.690	531.380
08/31/00	70.346	578.884	636.571
09/29/00	57.627	503.681	627.884
10/31/00	44.068	462.315	567.870
11/30/00	27.539	356.188	501.634
12/29/00	29.234	337.271	523.229
01/31/01	51.661	378.180	501.071
02/28/01	47.458	292.788	475.881
03/30/01	57.763	251.760	387.465
04/30/01	52.881	289.320	435.914
05/31/01	60.339	288.971	471.195
06/29/01	42.034	296.729	481.341
07/31/01	44.068	277.853	442.845
08/31/01	54.237	247.581	444.312
09/28/01	40.949	205.866	388.048
10/31/01	42.034	232.275	427.500
11/30/01	54.102	265.342	467.730
12/31/01	66.034	267.621	445.885

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

Proposal

     The Board has selected Arthur Andersen LLP (“Arthur Andersen”), independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2002 and recommends that the stockholders ratify the selection. Arthur Andersen has audited the Company’s financial statements since June 8, 1994. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The Board and the Audit Committee have been monitoring and have reviewed the press coverage regarding Arthur Andersen in its role as auditors of Enron Corp. In addition, the Audit Committee has carefully considered related legal developments, including the indictment of the firm in connection with its role in Enron Corp. While the Board of Directors has determined for the near term to continue the engagement of Arthur Andersen to audit the financial statements of the Company for the fiscal year ending December 31, 2002, the Board reserves its prerogative to replace Arthur Andersen with another accounting firm in the event the Board concludes that circumstances have arisen that make it inappropriate for the Company to continue to engage Arthur Andersen.

Fees billed to the Company by Arthur Andersen LLP during Fiscal 2001 consist of:

     Audit fees billed to the Company by Arthur Andersen for audit services in connection with the audit of the Company’s annual financial statements for fiscal 2001 included in the Company’s annual report on Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $151,000.

     Other fees billed to the Company by Arthur Andersen for all non-audit services rendered, which consisted primarily of tax related services, totaled $74,000.

Required Vote

     Stockholder ratification of the selection of Arthur Andersen as the Company’s independent public accountants is not required by the Company’s Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board has conditioned its appointment of the Company’s independent accountants upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Arthur Andersen, the appointment of the independent accountants will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AS INDEPENDENT ACCOUNTANTS FOR
FISCAL YEAR ENDING DECEMBER 31, 2002.

PROPOSAL THREE:

APPROVAL OF THE 2001 STOCK OPTION PLAN

General

     The Board of Directors determined that it is in the best interests of the Company and its stockholders to approve the 2001 Stock Option Plan (the “2001 Plan”) (described below). The 2001 Plan is intended to replace the VIVUS, Inc. 1991 Incentive Stock Option Plan (the “1991 Plan”), which terminated in November 2001, and the 1994 Director Stock Option Plan, which will terminate effective upon the approval of the 2001 Plan by the stockholders. In October 2001, the Board of Directors approved the 2001 Plan, subject to stockholder approval, and reserved Common Stock for issuance thereunder in the amount of 1,000,000 shares, plus (a) any shares that have been reserved but not issued under the 1991 Plan; (b) any shares returned to the 1991 Plan as a result of termination of options or repurchase of shares issued under the 1991 Plan; and (c) an annual increase on the first day of each fiscal year beginning 2003, equal to the lesser of (i) 1,000,000 shares, (ii) 2.5% of the outstanding shares of Common Stock on such date, or (iii) a lesser amount determined by the Board of Directors. A total of 2,278,874 shares of Common Stock were reserved but not issued under the 1991 Plan on the date the 1991 Plan expired and such shares and will be transferred to the 2001 Plan upon stockholder approval as set forth above.

     For a description of the principal features of the 2001 Plan, see “Appendix A — Description of the VIVUS, Inc. 2001 Stock Option Plan.”

Proposal

     At the Annual Meeting, the stockholders are being requested to consider and approve the 2001 Plan approved by the Board in October 2001 and the reservation of 1,000,000 shares of Common Stock for issuance thereunder, plus (a) any shares that have been reserved but not issued under the Company’s 1991 Plan as of the date of stockholder approval of the 2001 Plan; (b) any shares returned to the 1991 Plan as a result of termination of options or repurchase of shares issued under the 1991 Plan; and (c) an automatic annual increase on the first day of each fiscal year beginning in 2003 equal to the lesser of (i) 1,000,000 shares, (ii) two and one-half percent (2.5%) of the Company’s outstanding shares of Common Stock on such date, or (iii) a lesser number determined by the Board of Directors. A total of 2,278,874 shares of Common Stock were reserved but not issued under the 1991 Plan on the date the 1991 Plan expired and such shares will be transferred to the 2001 Plan upon stockholder approval as set forth above. The 2001 Plan is intended to replace the 1991 Plan, which terminated in November 2001, and will give the Board of Directors greater flexibility to grant stock options and stock purchase rights. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees. The Board believes that the ability to grant options and stock purchase rights will be important to the future success of the Company by allowing it to accomplish these objectives.

Required Vote; Recommendation of the Board of Directors

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve and ratify the 2001 Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS
PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE
PROPOSAL.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

The Board of Directors

Mountain View, California
April 24, 2002

Appendix A

Description of the VIVUS, Inc. 2001 Stock Option Plan

     General. The purposes of the 2001 Stock Option Plan (the “2001 Plan”) are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and its subsidiaries and to promote the success of the Company’s business. Options granted under the 2001 Plan may be either incentive stock options or nonstatutory stock options. Stock Purchase Rights may also be granted to employees, directors and consultants under the 2001 Plan.

     Stock Subject to the 2001 Plan. The maximum aggregate number of shares that may be optioned and sold under the 2001 Plan is 1,000,000 shares of Common Stock for issuance thereunder, plus (a) any shares that have been reserved but not issued under the Company’s 1991 Incentive Stock Plan (the “1991 Plan”) as of the date of stockholder approval of the 2001 Plan; (b) any shares returned to the 1991 Plan as a result of termination of options or repurchase of shares issued under the 1991 Plan; and (c) an automatic annual increase on the first day of each fiscal year beginning in 2003 equal to the lesser of (i) 1,000,000 shares, (ii) two and one-half percent (2.5%) of the Company’s outstanding shares of Common Stock on such date, or (iii) a lesser number determined by the Board of Directors.

     A total of 2,278,874 shares of Common Stock were reserved but not issued under the 1991 Plan when it expired in November 2001 and such shares will be transferred to the 2001 Plan upon stockholder approval as set forth above.

     Administration. The 2001 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2001 Plan.

     Eligibility. Nonstatutory stock options may be granted under the 2001 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options granted to such persons, the 2001 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

     (a)  Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The exercise price of a nonstatutory stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code shall be no less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market-trading day prior to the date the option is granted. Notwithstanding the foregoing, options may be granted with an exercise price of less than 100% of the fair market value of the Common Stock on the date of grant pursuant to a merger or other corporate transaction.

     (b)  Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2001 Plan permits payment to be made by cash, check, other shares of Common Stock of the

Company (with some restrictions), cashless exercises, the reduction of Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c)  Term of Option. The term of each option shall be stated in the option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d)  Termination of Service. If an optionee’s service relationship terminates for any reason other than death or disability, then the optionee generally may exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship terminates due to the optionee’s disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship terminates due to the optionee’s death, the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, to the extent that the option is vested on the date of death, within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     (e)  Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 2001 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

     (f)  Value Limitation. To the extent that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options.

     (g)  Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2001 Plan as may be determined by the Administrator.

     Stock Purchase Rights. The 2001 Plan allows the Company to grant stock purchase rights to employees, directors and consultants. Sales of stock under stock purchase rights are made pursuant to restricted stock purchase agreements containing provisions established by the Board of Directors. The Company has a right, but not the obligation, to repurchase the shares at the original sale price, which expires at a rate to be determined by the Board of Directors. As of April 12, 2002, no stock purchase rights have been granted under the 2001 Plan.

     Automatic Director Option Grants. Under the 2001 Plan, non-employee directors will receive an option to purchase 32,000 shares of Common Stock at the time of joining the Board of Directors. These options vest 25% after one year and 25% annually thereafter. In addition, each non-employee director shall receive an option to purchase 8,000 shares of the Company’s Common Stock annually upon their reelection. These options vest ratably over eight months.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2001 Plan, the number and class of shares of stock subject to any option outstanding under the 2001 Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the option, including shares as to which the option would not otherwise be exercisable.

     In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the 2001 Plan. The Board may amend, alter, suspend or terminate the 2001 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 2001 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 2001 Plan without the written consent of the optionee. Unless terminated earlier, the 2001 Plan shall terminate ten years from the date the 2001 Plan was adopted by the Board.

Federal Income Tax Consequences

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 2001 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

VIVUS, INC.

2001 STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this 2001 Stock Option Plan is to:

          • attract and retain the best available personnel for positions of substantial responsibility;

          • provide additional incentive to Employees, Directors and Consultants; and

          • promote the success of the Company’s business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Change in Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

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               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (e) “Code” means the Internal Revenue Code of 1986, as amended.

          (f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g) “Common Stock” means the Common Stock of the Company.

          (h) “Company” means VIVUS, Inc., a Delaware corporation.

          (i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (j) “Director” means a member of the Board.

          (k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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               (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low ask prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) “Inside Director” means a Director who is an Employee.

          (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t) “Option” means a stock option granted pursuant to the Plan.

          (u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (w) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

          (x) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (y) “Outside Director” means a Director who is not an Employee.

          (z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) “Plan” means this 2001 Stock Option Plan.

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          (bb) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (cc) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ee) “Section 16(b) “ means Section 16(b) of the Exchange Act.

          (ff) “Service Provider” means an Employee, Director or Consultant.

          (gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is One Million (1,000,000) Shares plus (a) any Shares that have been reserved but not issued under the Company’s 1991 Incentive Stock Plan (the “1991 Plan”) as of the date of stockholder approval of this Plan; (b) any Shares returned to the 1991 Plan as a result of termination of options or repurchase of Shares issued under the 1991 Plan; and (c) an annual increase to be added on the first day of the Company’s fiscal year beginning in 2003, equal to the lesser of (i) one million (1,000,000) shares, (ii) two and one-half percent (2.5%) of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

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     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “Outside Directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (vii) to institute an Option Exchange Program;

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               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

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          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than one million (1,000,000) of the outstanding Shares on the date granted.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase additional Shares up to an amount equal to one million (1,000,000) Shares, which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

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               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the

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Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date such Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the date such Optionee ceases to be a Service Provider. If, on the date such Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination due to such Disability (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the termination due to Optionee’s Disability. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the

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Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s Will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee’s death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

     12. Transferability of Options and Stock Purchase Rights. Unless otherwise determined by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock

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Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Formula Option Grants to Outside Directors. All grants of Options to Outside Directors pursuant to this Section shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

          (b) No person shall have any discretion to select which Outside Directors shall be granted Options under this Section or to determine the number of Shares to be covered by such Options.

          (c) Each person who first becomes an Outside Director following the effective date of this Plan, as determined in accordance with Section 7 hereof, shall be automatically granted an Option to purchase thirty two thousand (32,000) Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (d) Each Outside Director shall be automatically granted an Option to purchase eight thousand (8,000) Shares (a “Subsequent Option”) on the date of the annual meeting of the stockholders of the Company, if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

          (e) Notwithstanding the provisions of subsections (c) and (d) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

          (f) The terms of each Option granted pursuant to this Section shall be as follows:

               (i) the term of the Option shall be ten (10) years.

               (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

               (iii) subject to Section 14 hereof, the First Option shall vest and become exercisable as to twenty five percent (25%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (iv) subject to Section 14 hereof, the Subsequent Option shall vest and become exercisable as to twelve and one-half percent (12.5%) of the Shares subject to the Subsequent Option on the first day of each month following its date of grant, provided that the Optionee continues to serve as a Director on such date.

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     14. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Plan pursuant to Section 3(i), the number of shares that may be granted pursuant to the automatic grant provisions of Section 13, and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options granted to an Outside Director pursuant to Section 13 that are assumed or substituted for, if following such assumption or substitution the Optionee’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

               In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully

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vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

               For the purposes of this subsection (c), the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

     15. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     17. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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          (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIVUS, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS — JUNE 5, 2002

     The undersigned stockholder of VIVUS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2002, and the 2001 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Richard Walliser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of VIVUS, Inc. to be held on June 5, 2002, at 10:00 a.m. local time, at VIVUS, Inc., 1172 Castro St., Mountain View, CA 94040 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE APPROVAL OF THE 2001 STOCK OPTION PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	Election of Directors

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

Virgil A. Place, M.D.; Leland F. Wilson; Mark B. Logan; Linda M. Dairiki Shortliffe, M.D. Mario M. Rosati; and Graham Strachan

2.	Proposal to ratify the appointment of Arthur Andersen LLP as the independent Public Accountants of the Company for fiscal 2002;

3.	Proposal to approve the 2001 Stock Option Plan and the adoption of a provision providing for an annual increase in the number of shares reserved for issuance under the 2001 Stock Option Plan on the first day of each fiscal year commencing in 2003.

4.	To transact such other business, in their discretion, as may properly come before the Meeting or any adjournments thereof.

Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

	Dated:	, 2002

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.	Signature Signature

VIVUS, Inc.

Annual Meeting Proxy Card

Use a black pen. Mark with an X inside the grey areas as shown in this example.	Holder Account Number

Mark this box with an X if you have made changes to your name or address details above.

Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For Withhold		For Withhold

01 — Virgil A. Place, M.D.		05 — Mario M. Rosati

02 — Leland F. Wilson		06 — Graham Strachan

03 — Mark B. Logan 04 — Linda M. Dairiki Shortliffe, M.D.

Issues

The Board of Directors recommends a vote FOR the following proposals.

	For Against Abstain		For Against Abstain
2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent Public Accountants of the Company for fiscal 2002;		4. To transact such other business, in their discretion as may properly come before the Meeting or any adjournments thereof.

3. Proposal to approve the 2001 Stock Option Plan and the adoption of a provision providing for an annual increase in the number of shares reserved for issuance under the 2001 Stock Option Plan on the first day of each fiscal year commencing in 2003.		Mark this box with an X if you wish to receive the proxy/annual next year via electronic mail.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

1 U P X

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